UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2015

COLT DEFENSE LLC

COLT FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

32-0031950
333-171547	27-1237687
(Registration Number)	(IRS Employer Identification Number)

547 New Park Avenue, West Hartford, CT	06110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (860) 232-4489

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The information in Item 2.03 of this Current Report is incorporated by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 24, 2015, Colt Defense LLC and certain of its subsidiaries and affiliates (collectively the “Company”) entered into a First Amended and Restated Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (the “Senior DIP Credit Agreement”) dated as of June 24, 2015 with Cortland Capital Market Services LLC (“Cortland”), as agent, and certain lenders party thereto from time to time which amended and restated the Company’s existing Senior Secured Super-Priority Debtor-in-Possession Credit Agreement dated as of June 16, 2015 with Cortland, as agent, and the lenders party thereto.  The Senior DIP Credit Agreement provides for a term loan commitment of up to approximately $41.67 million consisting of an initial term loan of approximately $2.00 million which was drawn on June 17, 2015, a second term loan of approximately $1.33 million which was drawn on June 26, 2015, and, subject to certain conditions being met, including the entry of certain orders by the bankruptcy court, a subsequent additional draw of approximately $3.33 million (collectively, the “Tranche A Loans”) and a deemed term loan (the “Tranche B Loan”) of approximately $35.00 million which will be substituted and exchanged for (and deemed to have prepaid) approximately $35.00 million of the Company’s existing debt under the Credit Agreement dated as of February 9, 2015, as amended, with Cortland, as agent, and the lenders party thereto.  Under the Senior DIP Credit Agreement, the Company’s obligations are secured by a first-priority security interest in substantially all of its assets (other than intellectual property), including accounts receivable, inventory and certain other collateral, and a second-priority security interest in the intellectual property. The Senior DIP Credit Agreement provides for the accrual of interest at a fixed rate of 11.0% per annum (which, at the option of the Company may be paid 9.0% in cash and 2.0% in kind) payable monthly in arrears.  The Senior DIP Credit Agreement matures on the earliest of (i) December 15, 2015, (ii) the closing date of the Company’s previously disclosed contemplated Section 363 sale, (iii) the substantial consummation of a plan of reorganization or liquidation filed in the chapter 11 cases that is confirmed by the bankruptcy court and recognized by the Ontario Superior Court of Justice (Commercial List) and (iv) the date of acceleration of the term loan under the Senior DIP Credit Agreement. The Senior DIP Credit Agreement limits the Company’s ability to incur additional indebtedness, make certain investments or restricted payments, pay dividends and merge, acquire or sell assets.  The Senior DIP Credit Agreement requires the Company to comply with financial covenants which primarily relate to limiting the amount of capital expenditures of the Company and requiring the Company to comply with an approved budget subject to limited variances in respect of its disbursements and receipts.  As of the date of this Current Report on Form 8-K, the Company is in compliance with the financial covenants.

The Senior DIP Credit Agreement also contains customary events of default including, but not limited to, no material litigation or defaults under material contracts and no material adverse change, as well as events of default involving cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), including but not limited to, the Company’s compliance with orders of the bankruptcy court.

Proceeds from the Tranche A Loans will be used to provide liquidity for the Company, including liquidity to allow the Company to continue to manage its properties and operate its business as debtor-in-possession in accordance with the applicable provisions of the Bankruptcy Code and the orders of the bankruptcy court; provided that the use of proceeds is limited by a budget that is subject to the approval of the lenders party to the Senior DIP Credit Agreement. Certain lenders party to the Senior DIP Credit Agreement are holders of a portion of Colt Defense LLC and Colt Finance Corp.’s outstanding 8.75% Senior Notes due 2017.

Also on June 24, 2015, the Company entered into an Amendment No. 1 to Senior Secured Superpriority Debtor-in-Possession Term Loan Agreement (the “Term DIP Loan Agreement Amendment”) dated as of June 24, 2015 with Wilmington Savings Fund Society, FSB (“Wilmington”), as agent, and certain lenders party thereto from time to time which amended and restated the Company’s existing Senior Secured Superpriority Debtor-in-Possession Term Loan Agreement (as so amended and restated, the “Term DIP Loan Agreement”) dated as of June 16, 2015 with Wilmington, as agent, and the lenders party thereto .  The Term DIP Loan Agreement provides for a term loan commitment of up to approximately $33.33 million consisting of an initial term loan of approximately $4.00 million which was drawn on June 17, 2015, a second term loan of approximately $2.67 million which was drawn on June 25, 2015, and, subject to certain conditions being met, including the entry of certain orders by the bankruptcy court, a subsequent additional draw of approximately $6.67 million (collectively, the “Tranche A Term Loans”) and a deemed term loan of approximately $20.00 million (the “Tranche B Term Loan”) which will be substituted and exchanged for (and deemed to have prepaid) approximately $20.00 million of the Company’s existing debt under the Term Loan Agreement, as amended, dated as of November 17, 2014 with Wilmington, as agent, and the lenders party thereto. Under the Term DIP Loan Agreement, the Company’s obligations are secured by a first-priority security interest in its intellectual property and a second-priority security interest in substantially all of its assets other than its intellectual property, including accounts receivable, inventory and certain other collateral. The Term DIP Loan Agreement provides for the accrual of interest on the Tranche A Term Loans at a fixed rate of 12.5% per annum payable in cash monthly in arrears and on the Tranche B Term Loan at a fixed rate per annum of 10.0% in cash and 4.0% in kind payable monthly in arrears. The Term DIP Loan Agreement matures on the earliest of (i) December 15, 2015, (ii) the substantial consummation of a plan of reorganization or liquidation filed in the chapter 11 cases that is confirmed by the bankruptcy court and recognized by the Ontario Superior Court of Justice (Commercial List) and (iii) the date of acceleration of the term loan under the Term DIP Loan Agreement. The Term DIP Loan Agreement limits the Company’s ability to incur additional indebtedness, make certain investments or restricted payments, pay dividends and merge, acquire or sell assets. The Term DIP Loan Agreement requires the Company to comply with financial covenants which primarily relate to limiting the amount of capital expenditures of the Company and requiring the Company to comply with an approved budget subject to limited variances in respect of its disbursements and receipts.  As of the date of this Current Report on Form 8-K, the Company is in compliance with the financial covenants.

The Term DIP Loan Agreement also contains customary events of default including, but not limited to, no material litigation or defaults under material contracts and no material adverse change, as well as events of default involving cases under the Bankruptcy Code, including but not limited to, the Company’s compliance with orders of the bankruptcy court.

Proceeds from the Tranche A Term Loans will be used to provide liquidity for the Company, including liquidity to allow the Company to continue to manage its properties and operate its business as debtor-in-possession in accordance the applicable provisions of the Bankruptcy Code and the orders of the bankruptcy court; provided that the use of proceeds is limited by a budget that is subject to the approval of the lenders party to the Term DIP Loan Agreement.

The foregoing description of the Senior DIP Credit Agreement and the Term DIP Loan Agreement do not purport to be complete and each is qualified in its entirety by reference to such agreement filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively.

Item 9.01.                                        Exhibits.

Exhibit No.	DESCRIPTION
10.1	First Amended and Restated Senior Secured Super-Priority Debtor-in-Possession

Credit Agreement, dated as of June 24, 2015, by and among the Company, Cortland, as agent, and certain lenders party thereto from time to time.
10.2

Amendment No. 1 to Senior Secured Superpriority Debtor-in-Possession Term Loan Agreement, dated as of June 24, 2015, by and among the Company, Wilmington, as agent, and certain lenders party thereto from time to time.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLT DEFENSE LLC
COLT FINANCE CORP.

	By:	/s/ Scott Flaherty
	Name:	Scott Flaherty
	Title:	Senior Vice President and Chief Financial Officer

Dated: June 30, 2015